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                                                                   EXHIBIT 99.01

                               DRAW DOWN NOTICE

     Reference is made to the Common Stock Purchase Agreement dated as of February 17, 2000 (the "Purchase Agreement") between Egghead.com, Inc., a Delaware corporation (the "Company"), and Acqua Wellington North American Equities Fund, Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     In accordance with and pursuant to Section 6.1(i) of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.


     Total Number of Shares:                1,000,000
                             ----------------------------------------
     Draw Down Pricing Period start date:         7/10/00
                                          ---------------------------
     Draw Down Pricing Period end date:           7/14/00
                                        -----------------------------
     Daily Purchase Price:       VWAP (for each day) minus $.375
                           ------------------------------------------
     Call Option Shares:                    1,000,757
                         --------------------------------------------
     Call Option Price:       VWAP (for each call day) minus $.375
                        ---------------------------------------------
     Minimum Threshold Price:                $2.00
                              ---------------------------------------
     Settlement Date:                       7/17/00
                      -----------------------------------------------

     The Call Option shall expire on 7/14/00. The up to 2,000,757 shares of Common Stock to be purchased pursuant to this Draw Down Notice are registered under the Registration Statement.

     The Company hereby certifies that the conditions set forth in Section 5.3 of the Purchase Agreement have been satisfied as of the date hereof. Notwithstanding anything in the Purchase Agreement to the contrary and for purposes of this Draw Down Notice only, the parties acknowledge and agree to the terms of this Draw Down Notice. The parties acknowledge and agree that on the Settlement Date the Company will be obligated to deliver the Shares and the Purchaser will deliver the purchase price of the Shares in accordance with the terms of the Purchase Agreement. To the extent that the terms of this Draw Down Notice conflict with the terms of the Purchase Agreement, the terms of this Draw Down Notice shall control.
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Dated:     7/14/00                     Egghead.com, Inc.
       -----------------
                                       By: /s/ JOHN E. LABBETT
                                           ------------------------------------
                                           Name: John E. Labbett
                                           Title:  EVP/CFO

                                       1350 Willow Road
                                       Menlo Park, CA 94025
                                       Facsimile No.:  650-473-6990

Agreed and Acknowledged:

Acqua Wellington North American
 Equities Fund, Ltd.

By: /s/ ANTHONY L.M. INDER RIEDEN
    ---------------------------------
    Name: Anthony L.M. Inder Rieden
    Title:  Director